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                                                                    EXHIBIT 22.1

                              PATHMARK STORES, INC.

                              List of Subsidiaries
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

              Name                                              State of Incorporation
              ----                                              ----------------------

       AAL Realty Corp..................................             New York
       Bridge Stuart, Inc...............................             New York
       Bucks Stuart, Inc................................             Pennsylvania
       Eatontown Stuart, Inc............................             New Jersey
       GAW Properties Corp..............................             New Jersey
       Jersey Stuart, Inc...............................             New Jersey
       Madison Stuart Corporation.......................             New Jersey
       Pathmark Risk Management Corporation.............             New Jersey
       Pauls Trucking Corp..............................             New Jersey
       Pennsylvania Stuart, Inc.........................             Pennsylvania
       Plainbridge, Inc.................................             Delaware
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